FOR IMMEDIATE RELEASE	Company Contact
Investors: Jim Zeumer
(404) 978-6434
jim.zeumer@pultegroup.com

PULTEGROUP REPORTS SECOND QUARTER 2021 FINANCIAL RESULTS

•Reported Net Income of $1.90 Per Share
•Adjusted Net Income of $1.72 Per Share
•Net New Orders Increased 28% to 8,322 Homes; Net New Order Value Increased 59% to $4.3 Billion
•Closings Increased 22% to 7,232 Homes
•Home Sale Revenues Increased 31% to $3.2 Billion
•Homebuilding Gross Margin Increased 270 Basis Points to 26.6%
•Backlog Increased 52% to 20,056 Homes; Backlog Value Increased 70% to $9.8 Billion
•Company Repurchased $200 Million of Stock in the Period
•Debt-to-Capital Ratio Decreased to 22.7%; Net Debt-to-Capital Ratio of 4.5%

ATLANTA - July 27, 2021 - PulteGroup, Inc. (NYSE: PHM) announced today financial results for its second quarter ended June 30, 2021. For the quarter, the Company reported net income of $503 million, or $1.90 per share. Adjusted net income for the quarter was $456 million, or $1.72 per share, after excluding a $46 million pre-tax insurance benefit and a tax benefit of $12 million resulting from a change in valuation allowances associated with state net operating loss carryforwards. Prior year reported net income was $349 million, or $1.29 per share. Adjusted net income for the prior year period was $311 million, or $1.15 per share, after excluding a $61 million pre-tax insurance benefit and $10 million of pre-tax charges associated with actions taken in response to the COVID-19 pandemic.

“PulteGroup reported outstanding second quarter financial results, driven by strong top line growth in combination with a 270-basis point increase in our gross margin,” said Ryan Marshall, President and Chief Executive Officer of PulteGroup. “With a backlog exceeding 20,000 homes valued at $9.8 billion, I believe the Company is well positioned to realize further gains in the coming quarters as we work to grow our operations and continue to deliver high returns on equity, which totaled 25.7%* for the trailing 12 months.”

“We are experiencing very favorable market dynamics, led by strong housing demand and a generally limited inventory of new and existing homes,” added Marshall. “With the economy continuing to recover, a very positive job market, low interest rates and high levels of consumer confidence, we remain optimistic about demand conditions and the overall strength of the housing market going forward.”

Home sale revenues for the second quarter increased 31% over the second quarter of last year to $3.2 billion. The increase in revenues for the quarter was driven by a 22% increase in closings to 7,232 homes, along with a 7% increase in average sales price to $447,000. The increase in average sales price for the second quarter reflects the benefit of price increases the Company has realized across all buyer groups.

Homebuilding gross margin for the second quarter was 26.6%, which represents an increase of 270 basis points over the comparable prior year period and an increase of 110 basis points from the first quarter of 2021. The Company’s reported SG&A expense for the quarter of $272 million, or 8.4% of home sale revenues, included the $46 million pre-tax insurance benefit recorded in the period. Excluding this benefit, the Company’s adjusted SG&A expense for the quarter was $319 million, or 9.8% of home sale revenues. The Company’s reported SG&A expense for the second quarter of 2020 was $197 million, or 8.0% of home sale revenues, with an adjusted SG&A expense of $247 million, or 10.0% of home sale revenues.

Second quarter net new orders increased 28% over the prior year to 8,322 homes. The dollar value of net new orders was $4.3 billion, which is an increase of 59% over the comparable prior year period. For the second quarter, the Company operated out of an average of 808 communities.

The Company’s unit backlog at the end of the second quarter was 20,056 homes, which represents an increase of 52%, or 6,842 homes, over the prior year backlog of 13,214 homes. The dollar value of homes in backlog was $9.8 billion, which represents an increase of 70% over last year.

Pre-tax income for the Company's financial services operations was $51 million, down from $60 million last year, as higher loan volumes were offset by a more competitive pricing environment. Mortgage capture rate for the second quarter was 86% compared with 87% last year.

Inclusive of the $12 million tax benefit realized in the period, the Company’s reported income tax expense was $136 million, representing an effective tax rate of 21.3%.

The Company ended the second quarter with $1.7 billion of cash after using available funds to repurchase 3.6 million of its common shares for $200 million, or an average price of $55.84 per share. At quarter end, the Company had a net debt-to-capital ratio of 4.5%.

A conference call discussing PulteGroup's second quarter 2021 results is scheduled for Tuesday, July 27, 2021, at 8:30 a.m. Eastern Time. Interested investors can access the live webcast via PulteGroup's corporate website at www.pultegroup.com.

* The Company's return on equity is calculated as net income for the trailing twelve months divided by average shareholders' equity, where average shareholders' equity is the sum of ending shareholders' equity balances of the trailing five quarters divided by five.

Forward-Looking Statements
This release includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “may,” “can,” “could,” “might,” “should,” “will,” “seek,” and similar expressions identify forward-looking statements, including statements related to any potential impairment charges and the impacts or effects thereof, expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; competition within the industries in which we operate; the availability and cost of land and other raw materials used by us in our homebuilding operations; the impact of any changes to our strategy in responding to the cyclical nature of the industry, including any changes regarding our land positions and the levels of our land spend; the availability and cost of insurance covering risks associated with our businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans; the interpretation of or changes to tax, labor and environmental laws which could have a greater impact on our effective tax rate or the value of our deferred tax assets than we anticipate; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims; our ability to generate sufficient cash flow in order to successfully implement our capital allocation priorities; required accounting changes; terrorist acts and other acts of war; the negative impact of the COVID-19 pandemic on our financial position and ability to continue our Homebuilding or Financial Services activities at normal levels or at all in impacted areas; the duration, effect and severity of the COVID-19 pandemic; the measures that governmental authorities take to address the COVID-19 pandemic which may precipitate or exacerbate one or more of the above-mentioned and/or other risks and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period of time; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. See PulteGroup's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and other public filings with the Securities and Exchange Commission (the "SEC") for a further discussion of these and other risks and uncertainties applicable to our businesses. PulteGroup undertakes no duty to update any forward-looking statement, whether as a result of new information, future events or changes in PulteGroup's expectations.

About PulteGroup

PulteGroup, Inc. (NYSE: PHM), based in Atlanta, Georgia, is one of America’s largest homebuilding companies with operations in more than 40 markets throughout the country. Through its brand portfolio that includes Centex, Pulte Homes, Del Webb, DiVosta Homes, American West and John Wieland Homes and Neighborhoods, the company is one of the industry’s most versatile homebuilders able to meet the needs of multiple buyer groups and respond to changing consumer demand. PulteGroup’s purpose is building incredible places where people can live their dreams.

For more information about PulteGroup, Inc. and PulteGroup’s brands, go to pultegroup.com; www.pulte.com; www.centex.com; www.delwebb.com; www.divosta.com; www.jwhomes.com; and www.americanwesthomes.com. Follow PulteGroup, Inc. on Twitter: @PulteGroupNews.

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PulteGroup, Inc.
Consolidated Statements of Operations
($000's omitted, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
Homebuilding
Home sale revenues	$3,235,379	$2,472,029	$5,831,889	$4,693,532
Land sale and other revenues	33,076	26,950	60,235	45,877
	3,268,455	2,498,979	5,892,124	4,739,409
Financial Services	91,029	94,802	197,150	149,352
Total revenues	3,359,484	2,593,781	6,089,274	4,888,761

Homebuilding Cost of Revenues:
Home sale cost of revenues	(2,375,495)	(1,880,209)	(4,311,130)	(3,575,074)
Land sale and other cost of revenues	(31,195)	(20,041)	(55,831)	(35,055)
	(2,406,690)	(1,900,250)	(4,366,961)	(3,610,129)

Financial Services expenses	(40,411)	(34,378)	(80,086)	(69,327)
Selling, general, and administrative expenses	(272,286)	(196,858)	(543,973)	(460,527)
Loss on debt retirement	—	—	(61,469)	—
Goodwill impairment	—	—	—	(20,190)
Other expense, net	(624)	(5,286)	(3,259)	(7,810)
Income before income taxes	639,473	457,009	1,033,526	720,778
Income tax expense	(136,074)	(108,389)	(226,020)	(168,447)
Net income	$503,399	$348,620	$807,506	$552,331

Per share:
Basic earnings	$1.91	$1.29	$3.04	$2.03
Diluted earnings	$1.90	$1.29	$3.03	$2.03
Cash dividends declared	$0.14	$0.12	$0.28	$0.24

Number of shares used in calculation:
Basic	262,099	268,324	263,744	269,167
Effect of dilutive securities	648	701	627	960
Diluted	262,747	269,025	264,371	270,127

PulteGroup, Inc.
Condensed Consolidated Balance Sheets
($000's omitted)
(Unaudited)

	June 30, 2021	December 31, 2020

ASSETS

Cash and equivalents	$1,663,270	$2,582,205
Restricted cash	57,852	50,030
Total cash, cash equivalents, and restricted cash	1,721,122	2,632,235
House and land inventory	8,378,951	7,721,798
Land held for sale	38,574	27,962
Residential mortgage loans available-for-sale	581,150	564,979
Investments in unconsolidated entities	44,800	35,562
Other assets	1,020,518	923,270
Intangible assets	153,464	163,425
Deferred tax assets	143,441	136,267
	$12,082,020	$12,205,498

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Accounts payable	$441,826	$511,321
Customer deposits	730,995	449,474
Deferred tax liabilities	115,519	103,548
Accrued and other liabilities	1,436,251	1,407,043
Financial Services debt	352,627	411,821
Notes payable	2,046,334	2,752,302
	5,123,552	5,635,509
Shareholders' equity	6,958,468	6,569,989
	$12,082,020	$12,205,498

PulteGroup, Inc.
Consolidated Statements of Cash Flows
($000's omitted)
(Unaudited)

	Six Months Ended
	June 30,
	2021	2020
Cash flows from operating activities:
Net income	$807,506	$552,331
Adjustments to reconcile net income to net cash from operating activities:
Deferred income tax expense	4,781	49,661
Land-related charges	3,254	12,181
Loss on debt retirement	61,469	—
Goodwill impairment	—	20,190
Depreciation and amortization	35,407	31,538
Share-based compensation expense	21,603	16,682
Other, net	(2,922)	(975)
Increase (decrease) in cash due to:
Inventories	(632,647)	101,766
Residential mortgage loans available-for-sale	(16,384)	114,139
Other assets	(85,049)	(3,772)
Accounts payable, accrued and other liabilities	235,050	(85,869)
Net cash provided by (used in) operating activities	432,068	807,872
Cash flows from investing activities:
Capital expenditures	(31,547)	(36,746)
Investments in unconsolidated entities	(15,920)	(664)
Distributions of capital from unconsolidated entities	10,500	13,619
Business acquisition	(10,400)	(83,256)
Other investing activities, net	(17)	1,597
Net cash provided by (used in) investing activities	(47,384)	(105,450)
Cash flows from financing activities:
Repayments of notes payable	(797,395)	(10,106)
Borrowings under revolving credit facility	—	700,000
Repayments under revolving credit facility	—	(700,000)
Financial Services borrowings (repayments), net	(59,193)	(70,214)
Stock option exercises	11	99
Share repurchases	(353,703)	(95,676)
Cash paid for shares withheld for taxes	(10,607)	(14,853)
Dividends paid	(74,910)	(65,332)
Net cash provided by (used in) financing activities	(1,295,797)	(256,082)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(911,113)	446,340
Cash, cash equivalents, and restricted cash at beginning of period	2,632,235	1,251,456
Cash, cash equivalents, and restricted cash at end of period	$1,721,122	$1,697,796

Supplemental Cash Flow Information:
Interest paid (capitalized), net	$11,606	$3,206
Income taxes paid (refunded), net	$154,658	$5,865

PulteGroup, Inc.
Segment Data
($000's omitted)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
HOMEBUILDING:
Home sale revenues	$3,235,379	$2,472,029	$5,831,889	$4,693,532
Land sale and other revenues	33,076	26,950	60,235	45,877
Total Homebuilding revenues	3,268,455	2,498,979	5,892,124	4,739,409

Home sale cost of revenues	(2,375,495)	(1,880,209)	(4,311,130)	(3,575,074)
Land sale and other cost of revenues	(31,195)	(20,041)	(55,831)	(35,055)
Selling, general, and administrative expenses ("SG&A")	(272,286)	(196,858)	(543,973)	(460,527)
Loss on debt retirement	—	—	(61,469)	—
Goodwill impairment	—	—	—	(20,190)
Other expense, net	(1,460)	(5,286)	(3,998)	(7,759)
Income before income taxes	$588,019	$396,585	$915,723	$640,804

FINANCIAL SERVICES:
Income before income taxes	$51,454	$60,424	$117,803	$79,974

CONSOLIDATED:
Income before income taxes	$639,473	$457,009	$1,033,526	$720,778

OPERATING METRICS:
Gross margin % (a)(b)	26.6%	23.9%	26.1%	23.8%
SG&A % (a)	(8.4)%	(8.0)%	(9.3)%	(9.8)%
Operating margin % (a)	18.2%	16.0%	16.7%	14.0%

(a)As a percentage of home sale revenues
(b)Gross margin represents home sale revenues minus home sale cost of revenues

PulteGroup, Inc.
Segment Data, continued
($000's omitted)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Home sale revenues	$3,235,379	$2,472,029	$5,831,889	$4,693,532

Closings - units
Northeast	497	260	814	570
Southeast	1,175	1,104	2,229	2,032
Florida	1,692	1,380	3,112	2,590
Midwest	1,042	808	1,881	1,516
Texas	1,519	1,194	2,744	2,322
West	1,307	1,191	2,496	2,280
	7,232	5,937	13,276	11,310
Average selling price	$447	$416	$439	$415

Net new orders - units
Northeast	475	383	1,083	831
Southeast	1,364	1,095	2,925	2,236
Florida	2,203	1,488	4,607	3,173
Midwest	1,300	896	2,861	1,915
Texas	1,459	1,431	3,351	2,940
West	1,521	1,229	3,347	2,922
	8,322	6,522	18,174	14,017
Net new orders - dollars	$4,258,133	$2,677,074	$8,888,450	$5,945,823

Unit backlog
Northeast			1,222	850
Southeast			3,036	2,069
Florida			5,149	2,889
Midwest			3,179	1,939
Texas			3,660	2,468
West			3,810	2,999
			20,056	13,214
Dollars in backlog			$9,849,743	$5,788,096

PulteGroup, Inc.
Segment Data, continued
($000's omitted)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
MORTGAGE ORIGINATIONS:
Origination volume	5,296	4,474	10,004	8,344
Origination principal	$1,811,523	$1,436,103	$3,376,191	$2,649,370
Capture rate	85.8%	86.8%	86.9%	86.8%

Supplemental Data
($000's omitted)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Interest in inventory, beginning of period	$193,352	$213,425	$193,409	$210,383
Interest capitalized	31,476	39,686	66,103	79,599
Interest expensed	(39,395)	(45,169)	(74,079)	(82,040)
Interest in inventory, end of period	$185,433	$207,942	$185,433	$207,942

PulteGroup, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

This report contains information about our operating results reflecting certain adjustments, including net income, diluted earnings per share ("EPS"), operating margin, and debt-to-capital ratio. These measures are considered non-GAAP financial measures under the SEC's rules and should be considered in addition to, rather than as a substitute for, the comparable GAAP financial measures. We believe that reflecting these adjustments provides investors relevant and useful information for evaluating the comparability of financial information presented and comparing our profitability and liquidity to other companies in the homebuilding industry. Although other companies in the homebuilding industry report similar information, the methods used may differ. We urge investors to understand the methods used by other companies in the homebuilding industry to calculate these measures and any adjustments thereto before comparing our measures to those of such other companies.

The following tables set forth a reconciliation of the non-GAAP financial measures to the GAAP financial measures that management believes to be most directly comparable ($000's omitted, except per share data):

Adjusted EPS
		Three Months Ended
	Results of Operations Classification	June 30,
		2021	2020

Net income, as reported		$503,399	$348,620
Adjustments to income before income taxes:
Insurance adjustments	SG&A	(46,215)	(60,662)
Severance expense	SG&A	*	10,328
Income tax effect of the above items	Income tax expense	11,323	12,347
Tax benefit	Income tax expense	(12,078)	*
Adjusted net income		$456,429	$310,633

EPS (diluted), as reported		$1.90	$1.29
Adjusted EPS (diluted)		$1.72	$1.15

Adjusted Operating Margin
	Three Months Ended
	June 30,
	2021		2020

Home sale revenues	$3,235,379		$2,472,029

Gross margin (a)	$859,884	26.6%	$591,820	23.9%

SG&A, as reported	$272,286	8.4%	$196,858	8.0%
Adjustments:
Insurance adjustments	46,215	1.4%	60,662	2.5%
Severance expense	*	*	(10,328)	(0.4)%
Adjusted SG&A	$318,501	9.8%	$247,192	10.0%

Operating margin, as reported (b)		18.2%		16.0%
Adjusted operating margin (c)		16.7%		13.9%

*Item not meaningful for the period presented
(a) Gross margin represents home sale revenues minus home sale cost of revenues
(b) Operating margin represents gross margin less SG&A
(c) Adjusted operating margin represents gross margin less adjusted SG&A

Debt-to-Capital Ratios

	June 30, 2021	December 31, 2020
Notes payable	$2,046,334	$2,752,302
Shareholders' equity	6,958,468	6,569,989
Total capital	$9,004,802	$9,322,291
Debt-to-capital ratio	22.7%	29.5%

Notes payable	$2,046,334	$2,752,302
Less: Total cash, cash equivalents, and restricted cash	(1,721,122)	(2,632,235)
Total net debt	$325,212	$120,067
Shareholders' equity	6,958,468	6,569,989
Total net capital	$7,283,680	$6,690,056
Net debt-to-capital ratio	4.5%	1.8%